EXHIBIT 1

AGREEMENT OF JOINT FILING

PURSUANT TO RULE 13d-1(k)

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: August 7, 2020

MUBADALA INVESTMENT COMPANY PJSC

By:	/s/ Samer Halawa
Name:	Samer Halawa
Title:	Authorized Signatory

INTERNATIONAL PETROLEUM INVESTMENT COMPANY PJSC

By:	/s/ Samer Halawa
Name:	Samer Halawa
Title:	Authorized Signatory

AABAR INVESTMENTS PJS

By:	/s/ Waleed Al Mokarrab Al Muhairi
Name:	Waleed Al Mokarrab Al Muhairi
Title:	Chairman

AABAR SPACE, INC.

By:	/s/ Gaston Urda
Name:	Gaston Urda
Title:	Director